 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2004

QUEST OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2000 East Lamar Boulevard Suite 600
Arlington, Texas 76006
(Address of principal executive offices)
817-462-4091
(Registrant’s Telephone Number)

Registrant’s telephone number, including area code: (817) 462-4091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Quest Oil Corporation
From 8-K
Current Report

November 22, 2004

Item 1.01Entry into a Material Definitive Agreement

On November 22, 2004, the Registrant entered into a Farmin Agreement (the “Agreement” ) with Premium Petroleum, Inc. (“Petro”). The Agreement, among other things, provides that on or before January 31, 2005, or such later date as mutually agreed by the parties, Petro shall spud and shall release the rig from one (1) Test Well on a location of its choice within the section of Farm-out Lands in accordance with the applicable Farm-out and Royalty Procedure. Further, as per the Agreement, the Registrant will provide funds that are to be utilized in the Drill & Abandon (“D&A”) drilling phase. The Registrant will provide a total of CDN$296,000.00 for drill & completion, unless otherwise agreed by the Registrant and Petro. The Agreement is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c)    EXHIBITS

      10.1 Agreement by and between the Registrant and Petro
      99.1 Press Release dated December 1, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 13, 2004	Quest Oil Corporation

	By:	/s/ Rod Bartlett
Name: Roderick Bartlett
Title: CEO and President